SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PRO-PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

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PRO-PHARMACEUTICALS, INC.

189 WELLS AVENUE

NEWTON, MASSACHUSETTS 02459

April 30, 2003

Dear Stockholder:

The 2003 Annual Meeting of Stockholders of Pro-Pharmaceuticals, Inc., will convene at 10:00 a.m. on Wednesday, May 28, 2003, at our corporate headquarters located at 189 Wells Avenue, Newton, Massachusetts.

At the Annual Meeting, we will ask our stockholders to elect eight directors to one-year terms and to ratify the appointment of Deloitte & Touche LLP as our independent accountant to audit our financial statements for our 2003 fiscal year.

On the pages following this letter, you will find the Notice of 2003 Annual Meeting of Stockholders, and the Proxy Statement, which describes the matters to be considered at the Annual Meeting. We have also enclosed your proxy card and our Annual Report on Form 10-KSB for the year ended December 31, 2002. You will find voting instructions on the enclosed proxy card. If your shares are held in “street name” (that is, held for your account by a broker or other nominee), you will receive instructions from the holder of record that you must follow for your shares to be voted.

The Annual Meeting is an excellent opportunity to learn more about Pro-Pharmaceuticals’ business and operations, and we hope you will be able to attend.

Thank you for your ongoing support and continued interest in Pro-Pharmaceuticals.

Sincerely yours,

/s/ DAVID PLATT
David Platt, Ph.D. President and Chief Executive Officer

PRO-PHARMACEUTICALS, INC.

189 WELLS AVENUE

NEWTON, MASSACHUSETTS 02459

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME:

Wednesday, May 28, 2003 at 10:00 a.m., local time

PLACE:

Pro-Pharmaceuticals, Inc.

189 Wells Avenue

Newton, Massachusetts 02459

ITEMS OF BUSINESS:

•	To elect eight members of the Board of Directors to one-year terms.

•	To ratify the appointment of Deloitte & Touche LLP as our independent accountant to audit our financial statements for our 2003 fiscal year.

•	To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

RECORD DATE:

You are entitled to vote if you were a stockholder of record at the close of business on April 16, 2003.

By Order of the Board of Directors

/s/ DAVID PLATT
April 30, 2003 Newton, Massachusetts	David Platt President and Chief Executive Officer

PRO-PHARMACEUTICALS, INC.

189 WELLS AVENUE

NEWTON, MASSACHUSETTS 02459

April 30, 2003

PROXY STATEMENT

FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

DATE, TIME, AND PLACE OF MEETING

This Proxy Statement is being provided to you by the Board of Directors of Pro-Pharmaceuticals, Inc. in connection with our 2003 Annual Meeting of Stockholders. The Annual Meeting will be held at 10:00 a.m. on Wednesday, May 28, 2003 at 189 Wells Avenue, Newton, Massachusetts 02459, or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in the accompanying Notice of Annual Meeting. We intend to mail this Proxy Statement and the accompanying Notice of Annual Meeting on or about May 1, 2003, to all stockholders entitled to vote at the Annual Meeting.

PURPOSE OF MEETING

The proposals that will be considered and acted on at the Annual Meeting are (1) the election of eight directors to one-year terms and (2) the ratification of the appointment of Deloitte & Touche LLP as our independent accountant to audit our financial statements for our 2003 fiscal year. There are no other matters that the Board of Directors is aware will be presented for consideration at the Annual Meeting. Each proposal is described in more detail in this Proxy Statement.

INFORMATION ABOUT PROXIES AND VOTING

Proxies

Holders of our common stock who are entitled to vote are urged to sign the enclosed proxy card and return it promptly in the return envelope provided by following the instructions on the enclosed proxy card. Proxies will be voted in accordance with such holders’ directions. If no directions are given, proxies will be voted “FOR” the election as directors of the nominees named herein, and “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent accountant to audit our financial statements for our 2003 fiscal year, and, as to any other business that may come before the Annual Meeting, in accordance with the judgment of the person or persons named in the proxy. The Board of Directors knows of no other business to be presented at the Annual Meeting. The proxy may be revoked at any time prior to the voting thereof by providing written notice of revocation to Pro-Pharmaceuticals at 189 Wells Avenue, Newton, Massachusetts 02459, Attention: Chief Operating Officer. The proxy may also be revoked by submitting to Pro-Pharmaceuticals prior to the Annual Meeting a more recently dated proxy or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. The entire cost of soliciting these proxies, including the costs of preparing, printing and mailing to stockholders this Proxy Statement and accompanying materials, will be borne by Pro-Pharmaceuticals. In addition to use of the mails, proxies may be solicited personally or by telephone or otherwise by our officers, directors and employees, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons. Such parties will be reimbursed for their reasonable expenses incurred in connection with these activities.

Stockholders Entitled to Vote

Only holders of record of our common stock at the close of business on April 16, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 16, 2003, Pro-Pharmaceuticals had outstanding and entitled to vote 20,330,600 shares of common stock, $.001 par value per share. Each holder of record of common stock on April 16, 2003 is entitled to one vote for each share held on all matters to be voted on at the Annual Meeting. There is no cumulative voting for the common stock.

Establishing a Quorum

Holders of more than 50% of our shares of common stock issued and outstanding must be present or represented at the Annual Meeting to have a quorum for conducting business. Shares as to which a broker indicates that it has no discretion to vote and which are not voted, known as “broker non-votes,” will be considered present at the Annual Meeting for purposes of determining the presence of a quorum but will have no effect on the approval of the proposals described in this Proxy Statement. Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the Annual Meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

Votes Required

Directors will be elected by a plurality of the votes of the stockholders cast at the Annual Meeting. A majority of the outstanding votes of stockholders entitled to vote are required for the ratification of the appointment of the independent accountant. Neither abstentions nor broker non-votes will have any effect on the outcome of the votes on these matters.

OWNERSHIP OF PRO-PHARMACEUTICALS, INC. COMMON STOCK

The following table sets forth certain information regarding beneficial ownership of our common stock, as of April 16, 2003, by (1) each stockholder known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (2) each of the executive officers whose names appear in the summary compensation table as well as our Chief Financial Officer, (3) each current director and (4) our executive officers and directors as a group, as of April 16, 2003.

Name (1)	Shares of Common Stock Beneficially Owned (2)	Percentage of Class
David Platt, Ph.D. (3)	4,952,747	24.4%
James C. Czirr (4)	4,877,868	24.0
Anatole Klyosov, Ph.D.	1,235,467	6.1
Offer Binder, Ph.D. (5)	1,250,878	6.2
Burton C. Firtel (6)	345,000	1.7
Dale H. Conaway, D.V.M. (7)	23,596	*
David H. Smith (8)	263,834	1.3
Edgar Ben-Josef, M.D. (9)	4,000	*
Mildred S. Christian, Ph.D. (10)	61,788	*
Steven Prelack (9)	250	*
David A. Christopher (11)	—	*
All executive officers and directors as a group (9 persons)	10,529,083	50.7%

*	Less than 1%.
(1)	The address of each of the persons listed is c/o Pro-Pharmaceuticals, Inc., 189 Wells Avenue, Newton, MA 02459.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of April 16, 2003, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. This table has been prepared based on 20,330,600 shares of common stock outstanding as of April 16, 2003.
(3)	Includes 7,379 shares, as well as 3,500 shares issuable upon the exercise of a share purchase warrant, all owned by Dr. Platt’s wife, and as to which Dr. Platt disclaims beneficial ownership.
(4)	Includes 16,000 shares owned by minor children of Mr. Czirr, as to which Mr. Czirr disclaims beneficial ownership.
(5)	Includes 10,411 shares, as well as 5,000 shares issuable upon the exercise of a share purchase warrant, all owned by Dr. Binder’s wife, as to which Dr. Binder disclaims beneficial ownership.
(6)	Includes 192,000 shares issuable upon the exercise of stock options. Also includes 50,000 shares issuable upon the exercise of an immediately exercisable share purchase warrant.
(7)	Includes 4,500 shares issuable upon the exercise of stock options. Also includes 6,250 shares issuable upon the exercise of an immediately exercisable share purchase warrant.
(8)	Includes 37,834 shares issuable upon the exercise of stock options. Also includes 100,000 shares and 100,000 shares issuable upon the exercise of an immediately exercisable share purchase warrant, all owned by a limited liability company of which Mr. Smith is a member and the manager. Mr. Smith disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.
(9)	Represents shares issuable upon the exercise of stock options.
(10)	Includes 26,434 shares issuable upon the exercise of stock options.
(11)	Mr. Christopher became Chief Financial Officer of Pro-Pharmaceuticals as of April 1, 2003.

We are not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-B.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our entire Board of Directors, consisting of eight members, is to be elected at the Annual Meeting to serve one-year terms until the 2003 annual meeting of stockholders and until their respective successors are elected and shall qualify. All of the nominees are currently directors. Each nominee has agreed to serve if elected. Votes that are withheld will be counted in determining the presence of a quorum, but will have no effect on the vote.

Set forth below is information regarding the nominees, as of April 15, 2003, including their ages, positions with Pro-Pharmaceuticals, recent employment and other directorships.

The Board recommends a vote FOR the election to the Board of each of the following nominees.

Name	Age as of 4/15/03	Position
David Platt, Ph.D.	49	President, Chief Executive Officer, Treasurer, Secretary and Director
James C. Czirr	49	Executive Vice President of Business Development and Director
Burton C. Firtel	63	Director
Dale H. Conaway, D.V.M.	48	Director
David H. Smith	63	Director
Edgar Ben-Josef, M.D.	43	Director
Mildred S. Christian, Ph.D.	60	Director
Steven Prelack	45	Director

Dr. Platt has served as President, Chief Executive Officer, Treasurer, Secretary and a director since May 15, 2001. Previously, he had been President, Chief Executive Officer, Treasurer, Clerk and a director of Pro-Pharmaceuticals (Massachusetts), the Company’s predecessor, since its founding in July 2000. He was Chairman of the Board, Chief Executive Officer and Secretary of SafeScience Inc. (now known as GlycoGenesys, Inc.) (NASDAQ SmallCap: GLGS), a biotechnology company involved in research and development of products for treating cancer and immune system diseases, from December 1992 through May 2000. Dr. Platt had been Chairman of the Board, Chief Executive Officer and Secretary of Agricultural Glycosystems, Inc., a wholly owned subsidiary of SafeScience, from its inception in June 1995 through May 2000. Agricultural Glycosystems manufactures and markets complex carbohydrate compounds for use in agriculture. Dr. Platt received a Ph.D. in Chemistry from Hebrew University in Jerusalem, Israel, in 1988, and also earned an M.S. degree in 1983 and a B.S. degree in 1978 from Hebrew University. He earned a Bachelor of Engineering degree in 1980 from Technicon in Haifa, Israel.

Mr. Czirr has served as Executive Vice President of Business Development and a director since May 15, 2001. He had been a director of Pro-Pharmaceuticals (Massachusetts), our predecessor, since its founding in July 2000. Mr. Czirr became a full-time employee of Pro-Pharmaceuticals in June 2002. He was previously an independent corporate and public relations consultant for over ten years, working with various companies concerning business strategies, including issues such as organization of production, finance and capital programs, marketing strategies and incentive programs. He is a director of the following company that is subject to the reporting requirements of the Securities Exchange Act of 1934: NACO Industries Inc., which manufactures polyvinyl chloride fittings for use in agriculture, municipal and industrial applications. Mr. Czirr received a B.B.A. degree from the University of Michigan in 1976, and has completed post-graduate courses at the University of Toledo School of Business Administration, and at the College for Financial Planning.

Mr. Firtel has served as a director since May 15, 2001. He is President of Adco Medical Supplies Incorporated, a company he founded in 1970. Adco Medical Supplies distributes disposable medical supplies to U.S. customers, mostly for hospital use. Mr. Firtel also serves as President of Plastic Fabricators Incorporated, a manufacturer of plastic burial supplies sold through distributors to customers in the funeral industry, which was acquired by Adco Medical Supplies in 1992. Mr. Firtel received a B.S. degree in Business Administration from Boston University in 1961.

Dr. Conaway has served as a director since May 15, 2001. He is currently the Deputy Regional Director and the Chief Veterinary Medical Officer for the Office of Research Compliance and Assurance, a division of the U.S. Department of Health and Human Services. From March 1998 to March 2001, he served as Manager of the Equine Drug Testing and Animal Disease Surveillance Laboratories, for the Michigan Department of Agriculture. From July 1994 to March 1998, he was the Regulatory Affairs Manager for the Michigan Department of Public Health Vaccine Production Division. Dr. Conaway received a D.V.M. degree from Tuskegee Institute, Tuskegee, Alabama, in 1979, and a M.S. degree in Pathology from the College of Veterinary Medicine, Michigan State University, in 1984.

Mr. Smith has served as a director since January 10, 2002. Since 1996, he has been a Founder and Managing Director of venture capital funds, as follows: Interim Advantage Fund, LLC (founded in 1996), Contra V.C., LLC (founded in 1998) and Tailwind V.C., LLC (founded in 2000). He has had significant business experience in the clinical laboratory industry. He was a co-founder, Vice President and Director of Canberra Industries, a large publicly-traded manufacturer of analytical instruments, and also of Canberra Clinical Laboratories, which was sold in 1986 to MetPath, Inc., a subsidiary of Corning, Inc. Mr. Smith received a B.A. degree in Political Science from Hampden-Sydney College in 1961.

Dr. Ben-Josef has served as a director since January 10, 2002. He is a physician specializing in radiation oncology, both as a clinician and a researcher. Since July 1995, he has served as an attending physician at the Gershenson Radiation Oncology Center, Harper Hospital, in Detroit, Michigan. Since July 2000, he has been an Associate Professor in the Department of Radiation Oncology of the Wayne State University School of Medicine.

Dr. Ben-Josef received an M.D. degree from The Hebrew University—Hadassah School of Medicine in Jerusalem, Israel. He received a B.Med.Sc. degree from that institution in 1980.

Dr. Christian has served as a director since October 10, 2002. She is President and Chief Executive Officer of Argus International, Inc., a provider of consulting services in regulatory affairs. Until November 2002 she was Executive Director of Research of Argus and Redfield Laboratories, both divisions of Charles River Laboratories, Inc. Before founding Argus Research Laboratories in 1979 and Argus International in 1980, she spent 14 years in drug development at McNeil Laboratories, a division of Johnson & Johnson Corporation. She has participated at all levels in the performance, evaluation and submission in over 1,800 preclinical studies, from protocol to final report. Dr. Christian is a member of 20 professional organizations, and has served as president of each of the Teratology Society, the American College of Toxicology, and the Academy of Toxicological Sciences. She is an honorary member of the Society of Quality Assurance and founding editor of the Journal of Toxicological Sciences. She has edited or contributed to several major textbooks and is the author of over 120 papers and abstracts published in U.S. and international journals. Dr. Christian obtained her Ph.D. from Thomas Jefferson University in developmental anatomy and pharmacology in 1979.

Mr. Prelack has served as a director since April 16, 2003. Since 2001 he has served as Senior Vice President, Chief Financial Officer and Treasurer of VelQuest Corporation, a provider of automated compliance management solutions for the pharmaceutical industry. In this capacity, he oversees business development, financial, administrative and other functions, and has been responsible for VelQuest’s transition from a development-stage company to an operating company. From 1997 to 2000, he was Senior Vice President, Chief Financial Officer and Treasurer of LifeMetrix, Inc., a leading provider of cancer disease management services, as well as disease management technology, data and clinical trial product lines and related technology-based services. As co-founder of LifeMetrix, Mr. Prelack was responsible for all stages of its development, including initial seed capital funding, execution of its strategic business plan, and sale of the company. Mr. Prelack is a director of Codeco Corporation, a designer and manufacturer of custom resisters and switches, and of Sight Code, Inc., which specializes in OPM, a systems design and architecture platform. Mr. Prelack, a Certified Public Accountant, received a B.B.A. degree from the University of Massachusetts—Amherst in 1979.

None of the persons specified above share any familial relationship. All of our directors serve until the next annual meeting of stockholders. To the best of our knowledge, there are no material proceedings to which any of our directors (all of whom are current nominees) or executive officers is a party adverse to, or has a material interest adverse to, Pro-Pharmaceuticals. To the best of our knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any director, executive officer, promoter or control person of Pro-Pharmaceuticals during the past five years.

Board Meetings and Committees

During the year ended December 31, 2002, our Board held 13 meetings and acted once by unanimous written consent. The Board has two standing committees, the compensation committee and the audit committee. No incumbent director during the time in which such director served as a director of Pro-Pharmaceuticals attended fewer than 75% of the aggregate number of meetings held during the fiscal year by the Board of Directors and the committees of the Board on which he or she served, except for Dr. Christian, who attended two out of the three Board meetings held in 2002 from the time she became a director.

The compensation committee, comprised of James Czirr, Burton Firtel and, until March 20, 2003, Peter Hauser, met twice during the last fiscal year. The compensation committee is responsible for reviewing matters pertaining to the compensation of employees of, and consultants to, Pro-Pharmaceuticals, fixing the cash compensation of officers of Pro-Pharmaceuticals and administering, and making grants and awards to directors, officers, employees, consultants and advisors under Pro-Pharmaceuticals’ 2001 Stock Incentive Plan.

The audit committee, comprised of Dale Conaway, Burton Firtel and, until March 20, 2003, Peter Hauser, met once during the last fiscal year. Steven Prelack has agreed to replace Mr. Firtel on the audit committee. Mr. Prelack qualifies as an audit committee financial expert under regulations recently adopted by the SEC in connection with future required disclosures, and he is independent of management, also as determined in accordance with the new regulations. The audit committee is responsible for oversight of the quality and integrity of the accounting, auditing and reporting practices of Pro-Pharmaceuticals as more fully described below under the caption “Report of the Audit Committee.”

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding our Chief Executive Officer and each of our most highly compensated executive officers whose total annual salary and bonus for the fiscal year ended December 31, 2002 exceeded $100,000 (the “Named Executive Officers”). For the 2002 fiscal year, our Named Executive Officers were David Platt and James Czirr.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)	Securities Under- Lying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
David Platt, President and Chief Executive Officer	2002 2001 2000	150,000 150,000 25,000[1]	— — —	— — —	— — —	— — —	— — —	— — —

James Czirr, Executive Vice President, Business Development	2002 2001 2000	120,000[2] — —	— — —	— — —	— — —	— — —	— — —	— — —

(1)	During the year ended December 31, 2000, Dr. Platt, earned $25,000 in salary compensation from our predecessor Massachusetts corporation (also known as Pro-Pharmaceuticals, Inc.) which we acquired in May 2001. For detail, see “Corporate Formation” in our Annual Report on Form 10-KSB for the year ended December 31, 2002.
(2)	Mr. Czirr became our employee in June 2002.

Option Grants

We have not granted any stock options to either of our Named Executive Officers.

Compensation of Directors and Advisors

We have no standard arrangement to compensate directors for their services in their capacity as directors. In January 2003 we compensated each of our non-employee directors with a grant of 500 non-qualified stock options for each meeting of our Board that such director attended during 2002. These options were exercisable on the date of grant.

On November 26, 2001, we granted Burton Firtel, a director of our company, a non-qualified stock option under our stock incentive plan to purchase 200,000 shares of common stock at an exercise price of $3.50 per share. The option is currently exercisable as to 160,000 shares, and will vest as to the remaining 40,000 shares on the second anniversary of the grant date, provided Mr. Firtel remains a director up to and as of that date. In

March 2002, we entered into a contract with Mr. Firtel pursuant to which we would grant Mr. Firtel each month an immediately exercisable option to purchase 2,000 shares of common stock, at an exercise price of $3.50 per share, in consideration of monthly consulting services to be provided to us by Mr. Firtel during the following 12 months. In November 2002, this agreement was superseded by an amendment, retroactive to the original contract date, pursuant to which we granted Mr. Firtel an option to purchase 24,000 shares of common stock, at an exercise price of $3.50 per share, to vest at a rate of 2,000 shares per month as services are performed. As of December 31, 2002, Mr. Firtel’s option under this agreement was vested as to 20,000 shares.

In January 2003, we entered into a contract with David Smith, a director of our company, pursuant to which Mr. Smith would provide consulting services in connection with our business development and related financial services. As compensation for these services, we granted Mr. Smith an option to purchase 100,000 shares of common stock, at an exercise price of $3.50 per share. The option vested as to 33,334 shares as of the grant date, and will vest as to a further 33,333 shares on the first anniversary of the grant date, and as to the remaining 33,333 shares on the second anniversary of the grant date provided that Mr. Smith remains a director up to and as of each such date.

Employee Stock Incentive Plan

On October 18, 2001, our Board of Directors adopted the Pro-Pharmaceuticals, Inc. 2001 Stock Incentive Plan (the “Plan”) which permits awards of incentive and non-qualified stock options and other forms of incentive compensation to employees and non-employees such as directors and consultants. The Board reserved 2,000,000 of our shares of common stock for awards pursuant to the Plan, all of which reserved shares could be awarded as incentive stock options. Our stockholders approved the plan on May 31, 2002. As of December 31, 2002, we have granted options to purchase 569,000 shares of common stock under the Plan.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has, subject to the ratification of the stockholders, appointed Deloitte & Touche LLP, as Pro-Pharmaceuticals’ independent public accountants for the fiscal year ending December 31, 2003. Deloitte & Touche has served as Pro-Pharmaceuticals’ independent public accountants since February 2002, replacing Scillia Dowling & Natarelli LLC as discussed below under “Change in Certifying Accountant.” The affirmative vote of a majority of the votes cast by all holders of common stock entitled to vote will be required to ratify the appointment of Deloitte & Touche. We do not expect a representative of Deloitte & Touche to be present at the Annual Meeting.

The Board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP, as Pro-Pharmaceuticals’ independent public accountants for the fiscal year ending December 31, 2003.

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2002 and the reviews of the financial statements included in the Company’s quarterly reports were $93,000.

Financial Information Systems Design and Implementation Fees

During the year ended December 31, 2002, Deloitte & Touche LLP and Scillia Dowling & Natarelli LLC did not provide any services to Pro-Pharmaceuticals relating to financial information systems design and implementation.

All Other Fees

The aggregate fees billed for services rendered by Deloitte & Touche LLP other than the services covered by “Audit Fees” (above) during the year ended December 31, 2002 were $85,000.

The Audit Committee has considered whether the provision of non-core audit services to Pro-Pharmaceuticals by Pro-Pharmaceuticals’ principal auditor is compatible with maintaining independence.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Pro-Pharmaceuticals’ audited financial statements for the year ended December 31, 2002.

The Audit Committee has reviewed and discussed Pro-Pharmaceuticals’ audited financial statements with management. The Audit Committee has also discussed with Deloitte & Touche LLP, the firm that audited Pro-Pharmaceuticals’ financial statements for the year ended December 31, 2002, the matters required to be discussed by the Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES which includes, among other items, matters related to the conduct of the annual audit of our company’s financial statements. The Audit Committee has also received written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, which relates to the accountants’ independence from the company and has discussed with Deloitte & Touche LLP its independence from Pro-Pharmaceuticals.

The Audit Committee is governed by the Audit Committee Charter adopted by the Pro-Pharmaceuticals Board of Directors. The Audit Committee is currently comprised of Dale Conaway and Burton Firtel. Until March 20, 2003, Peter Hauser was also a member of the Audit Committee. Other than Mr. Firtel, each of the members of the Audit Committee qualifies as an “independent” director under the applicable listing standards of the National Association of Securities Dealers. Steven Prelack, who has agreed to replace Mr. Firtel as a member of the Audit Committee, also qualifies as an “independent” director under these standards.

Based upon the review and discussions referred to above, the Audit Committee has recommended to the Pro-Pharmaceuticals Board of Directors that the company’s audited financial statements be included in the company’s Annual Report on Form 10-KSB for the year ended December 31, 2002.

AUDIT COMMITTEE

Dale Conaway, D.V.M.

Burton C. Firtel

CHANGE IN CERTIFYING ACCOUNTANT

The information below has been previously included in our Current Report on Form 8-K filed with the SEC on February 25, 2002, as amended and filed with the SEC as Form 8-K/A on March 8, 2002. This information has also been included in our Annual Report on Form 10-KSB for the year ended December 31, 2001, as filed with the SEC on April 16, 2002, and in our Annual Report on Form 10-KSB for the year ended December 31, 2002, as filed with the SEC on March 31, 2003.

On February 15, 2002, we dismissed Scillia Dowling & Natarelli LLC as our independent auditors. On February 22, 2002, we engaged Deloitte & Touche LLP as our independent auditors to audit our financial statements for the fiscal year ended December 31, 2001. The decision to dismiss Scillia Dowling & Natarelli LLC and to retain Deloitte & Touche LLP was approved by our Board of Directors and Audit Committee.

The report of Scillia Dowling & Natarelli LLC on our financial statements as of December 31, 2000, and for the period commencing July 10, 2000 (Inception) to December 31, 2000, and the review reports of Scillia Dowling & Natarelli LLC on our financial statements as of June 30, 2001 and September 30, 2001 and for the three-month and year-to-date periods, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. We have only filed financial statements since our July 10, 2000 date of inception. On March 31, 2001, we engaged Scillia Dowling & Natarelli LLC as our independent auditors to audit our financial statements for the period commencing July 10, 2000 (Inception) to December 31, 2000. From July 10, 2000 (Inception) through February 15, 2002, there were no disagreements between Scillia Dowling & Natarelli LLC and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Scillia Dowling & Natarelli LLC, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on our financial statements. Prior to March 31, 2001, another independent auditor had opined on our financial statements. A discussion of this auditor’s resignation can be seen under “Item 2. Plan of Operation — Business Combination and Ownership” in our Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2001, as filed with the SEC on November 14, 2001. No disagreements were reported therein.

From March 31, 2001, we did not consult with Deloitte & Touche LLP on items which involved (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on our financial statements, or (iii) the subject matter of a disagreement or “reportable event.”

Before we filed the Form 8-K in its original and amended versions in which the above matters were disclosed, we furnished Scillia Dowling & Natarelli LLC with a copy of the above disclosure as included in each of the original and amended forms, respectively, and requested it in each case to furnish a letter addressed to the SEC stating whether Scillia Dowling & Natarelli LLC agrees with the above statements. Copies of the letters are attached as Exhibit 16.1 and Exhibit 16.2 to the Form 8-K/A as filed with the SEC on March 8, 2002. A copy of the letter with respect to the original Form 8-K disclosure was also attached as Exhibit 16 to the Form 8-K as filed with the SEC on February 25, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2001, we entered into an agreement with Extol International Ltd., a company controlled by James Czirr, pursuant to which Extol International agreed to provide financing and business development services. Mr. Czirr is a founding stockholder of our Massachusetts predecessor company, currently serves as our Executive Vice President of Business Development and as a director, and owns more than 5% of our outstanding stock. The agreement with Extol International provided for a monthly payment of $12,500 and reimbursement of expenses. This agreement terminated when Mr. Czirr became a full-time employee of Pro-Pharmaceuticals in June 2002. Payments to Extol International under this agreement aggregated $68,000 and $126,000 in 2002 and 2001, respectively.

During 2001, we entered into an agreement with MIR International, Inc., pursuant to which MIR International agreed to provide consulting services regarding our research and development including design of preclinical experimental protocols, arranging preclinical experiments, performing chemical synthetic work, and preparing reports on biochemical study and clinical applications of carbohydrates. This agreement initially provided for a monthly payment of $5,000, which was increased to $6,000 as of October 2002, and reimbursement of expenses. Dr. Anatole Klyosov owns 50% of MIR International, Inc., with the remaining 50% owned by a party unrelated to Dr. Klyosov or to us. Dr. Klyosov is a founding stockholder of our Massachusetts predecessor company and owns more than 5% of our outstanding stock and is a member of our Scientific Advisory Board. He was formerly Senior Vice President, Chief Scientific Officer of Pro-Pharmaceuticals (Massachusetts), our predecessor. Payments to MIR International under this agreement aggregated $65,000 and $83,000 in 2002 and 2001, respectively.

During 2001, we entered into an agreement with Offer Binder, Ph.D., pursuant to which Dr. Binder agreed to provide management advisory services to Pro-Pharmaceuticals. This agreement provides for a monthly payment of $5,000, which was increased to $6,000 as of October 2002, and reimbursement of expenses. Dr. Binder is a founding stockholder of our Massachusetts predecessor company and owns more than 5% of our outstanding stock. Payments to Dr. Binder under this agreement aggregated $67,000 and $61,000 in 2002 and 2001, respectively.

Dr. Mildred Christian, who became a director of Pro-Pharmaceuticals in October 2002, was until November 15, 2002, Executive Director of Research of Redfield Laboratories and of Argus Research. These are divisions of Charles River Laboratories, Inc., a worldwide provider of research products and integrated preclinical support services, based in Wilmington, Massachusetts. As discussed in our Annual Report on Form 10-KSB for the year ended December 31, 2002, Charles River Laboratories, which is not affiliated with Pro-Pharmaceuticals, conducted early-stage research on our behalf in major part through its Redfield Laboratories division in Redfield, Arkansas. The contract research undertaken by Charles River Laboratories concluded before Dr. Christian became a director of Pro-Pharmaceuticals. Our payments to Charles River Laboratories for contract laboratory services aggregated $402,000 and $333,000 in 2002 and 2001, respectively. Dr. Christian is also the sole owner of Argus International, Inc., a consulting organization providing services in regulatory affairs. Argus International provided services to Pro-Pharmaceuticals including project development, monitoring and IND development (pharmacology sections) during 2002 and 2001. Compensation for these services, paid to Dr. Christian in 2003, consisted of 25,324 shares of common stock and 25,324 options to purchase common stock, at an exercise price of $2.96.

OTHER BUSINESS

Management knows of no other matters that may be presented at the Annual Meeting.

DISSENTERS’ RIGHTS OF APPRAISAL

No action is proposed herein for which the laws of the State of Nevada, the Articles of Incorporation or By-laws of Pro-Pharmaceuticals provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder’s shares.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes of ownership of such securities with the Securities and Exchange Commission. Based on a review of our records, we believe that all filing requirements applicable to our officers, directors and holders of more than ten percent of our common stock were complied with during the 2002 fiscal year.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Under SEC rules, if a stockholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2004 Annual Meeting of Stockholders, the proposal must be received by us, attention: Chief Operating Officer, at our principal executive offices by December 31, 2003. However, if the date of the 2004 annual meeting is changed by more than 30 days from the date of the 2003 meeting, then the deadline would be a reasonable time before we begin to print and mail our proxy materials. Also in accordance with SEC guidelines, if a stockholder notifies us of that stockholder’s intent to present a proposal at our 2004 Annual Meeting of Stockholders after March 16, 2004, we may, acting through the persons named as proxies in the proxy materials for that meeting, exercise discretionary voting authority with respect to the proposal without including information about the proposal in our proxy materials.

DELIVERY OF VOTING MATERIALS

To reduce the expenses of delivering duplicate voting materials to our stockholders who may have more than one Pro-Pharmaceuticals stock account, we are taking advantage of “householding” rules that permit us to deliver only one set of the Proxy Statement and our Annual Report on Form 10-KSB for the year ended December 31, 2002 to stockholders who share an address unless otherwise requested. If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies by either: (i) telephoning us at (617) 559-0033; (ii) sending a letter to us at 189 Wells Avenue, Newton, Massachusetts 02459, Attention: Chief Operating Officer; or (iii) sending an e-mail to us at foley@pro-pharmaceuticals.com.

By Order of the Board of Directors

/s/ DAVID PLATT
April 30, 2003 Newton, Massachusetts	David Platt, Ph.D. President and Chief Executive Officer

PRO-PHARMACEUTICALS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 28, 2003

This Proxy is solicited on behalf of the Board of Directors of Pro-Pharmaceuticals, Inc.

The signer(s) hereby appoint(s) David Platt, Ph. D., Maureen Foley, or any one of them, with power of substitution in each, proxies to vote all Common Stock of the signer(s) in Pro-Pharmaceuticals, Inc. at the Annual Meeting of Stockholders, to be held May 28, 2003, and at all adjournments thereof, as specified on the matters indicated hereon, and in their discretion on any other business that may properly come before such Meeting.

1.	ELECTION OF DIRECTORS

To elect eight directors for a term of one year as indicated below:

David Platt, Ph.D., James C. Czirr, Burton C. Firtel, Dale H. Conaway, D.V.M., David H. Smith, Edgar Ben-Josef, M.D., Mildred Christian, Ph.D., and Steven Prelack

The Board of Directors recommends a vote FOR all Nominees.

☐  Vote for all Nominees         ☐  Withhold vote for all Nominees

To withhold authority to vote for any Nominee, write the Nominee’s name here:

2.	RATIFICATION AND APPROVAL OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT ACCOUNTANTS FOR 2003.

The Board of Directors recommends a vote FOR Item 2.

☐  FOR         ☐  AGAINST         ☐  ABSTAIN

3.	OTHER MATTERS

To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

The shares represented by this Proxy will be voted as directed by the Stockholder(s) on the reverse side hereof. If this Proxy is signed and returned but no direction is indicated, this Proxy will be voted FOR the election of each of the nominees named above and FOR Item 2 as set forth in the Proxy Statement dated April 30, 2003.

Please sign and date on the reverse side.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Dated __________________________, 2003

__________________________________________

Signature of Stockholder

__________________________________________

Signature (if joint)

Signature(s) should be exactly as addressed. When signing as Attorney, Executor, Administrator, Personal Representative, Trustee or Guardian, please give your full title as such.

Has your address changed? If so, please provide new address.